Tidal Trust II 485BPOS

Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Prospectus and Statement of Additional Information in this Registration Statement under the Securities Act of 1933 (Form N-1A) of Return Stacked™ Bonds & Managed Futures ETF and Return Stacked™ Global Stocks & Bonds ETF, each a series of shares of beneficial interest in Tidal Trust II, filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania

February 6, 2023